EXHIBIT 4
                                   ---------

                      AMENDMENT NO. 1 TO SECOND AMENDED AND
                       RESTATED INVESTOR RIGHTS AGREEMENT


         This Amendment No. 1 to Second Amended and Restated Investor Rights Agreement (the "Amendment") dated as of March 27, 1996, is entered into by and among Yahoo! Inc., a California corporation (the "Company"), and the other parties hereto, with respect to the Second Amended and Restated Investor Rights Agreement dated as of March 12, 1996, by and among the Company and the other parties thereto (the "Agreement").

                                    RECITALS

         WHEREAS, the Company is issuing a Warrant (the "Visa Warrant") to Visa International Service Association, a Delaware corporation ("Visa"), to acquire 350,000 shares of the Company's Common Stock (the shares of Common Stock acquirable under the Visa Warrant are hereafter referred to as the "Visa Warrant Shares");

         WHEREAS, under the terms of the Visa Warrant, the Company is required to grant to Visa with respect to the Warrant Shares the same registration rights as granted, in Section 2.3 of the Agreement, to the Series A, Series B and Series C Investors, as defined in the Agreement, and the Company wishes to make such grant by amending the Agreement to make Visa a party thereto;

         WHEREAS, under Section 1.1 of the Agreement the Company may amend the Agreement only with the written consent of the Company and the holders of a majority of the outstanding Registrable Securities, as defined in the Agreement ("Outstanding Series A, Series B and Series C Shares"); and

         WHEREAS, to grant Visa the rights required under the Visa Warrant, the parties hereto desire to enter into this Amendment in accordance with Section
1.1 of the Agreement.

         NOW, THEREFORE, IT IS AGREED THAT:

         1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

         2. Amendment.

               (a) Section 2.1(b) of the Agreement is hereby amended as follows:

               (b) The terms "REGISTRABLE SECURITIES" means:

                   (i) The Shares of Common Stock issuable or issued upon conversion of the Series A Shares, Series B Shares and Series C Shares (the Series A Shares, the Series B Shares and the Series C Shares sometimes collectively referred to as the "STOCK");

                   (ii) Any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned; and

                   (iii) For purposes of Section 2.3 of the Agreement only (relating to certain "piggyback registration rights"), the Visa Warrant Shares, and any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Visa Warrant Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned.

provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

         3. Visa. Upon the effectiveness of this Amendment, as provided in
Section 4 hereof, Visa agrees to be bound by all of the terms and conditions of the Agreement.

         4. Effect of Amendment. Except as amended as set forth above, the Agreement shall continue in full force and effect.

         5. Counterparts. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same document.

                            [SIGNATURE PAGE FOLLOWS]


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


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


YAHOO! INC.                                 SEQUOIA TECHNOLOGY PARTNERS VI
                                            SEQUOIA XXIV
By:                                         SEQUOIA CAPITAL VI
    -------------------------------
Title:                                      By:
      -----------------------------               ------------------------------

                                            Title:
                                                  ------------------------------


                                            SOFTBANK HOLDINGS INC.

                                            By:
                                                  ------------------------------

                                            Title:
                                                  ------------------------------


                                            VISA INTERNATIONAL SERVICE
                                            COPORATION

                                            By:
                                                  ------------------------------

                                            Title:
                                                  ------------------------------






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